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                                                                    EXHIBIT 10.5

                           MUTUAL AND GENERAL RELEASE


     This Mutual and General Release is entered into as of the 9th day of November, 1998 by and among Vascular Solutions, Inc., a Minnesota corporation ("VSI"), B. Braun Medical Inc. ("Braun"), and Gary Gershony, M.D. ("Gershony").

     In exchange for the payment of Forty Thousand Dollars ($40,000) from VSI to Braun, the receipt of which is hereby acknowledged, Braun hereby releases, acquits and forever discharges Gershony, VSI, and their respective successors and assigns from any and all manner of action or actions, suits, claims, demands, judgments, levies of execution, whether direct or indirect, liquidated or unliquidated, fixed or contingent, which Braun ever had, has or ever can, shall or may have or claim to have upon or by reason of any manner, fact or thing occurring prior to the date of signing this release.

     VSI and Gershony, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, for themselves and their successors and assigns, hereby release, acquit and forever discharge Braun and its successors and assigns from any and all manner of action or actions, suits, claims, demands, judgments, levies of execution, whether direct or indirect, liquidated or unliquidated, fixed or contingent, which Braun ever had, has or ever can, shall or may have or claim to have upon or by reason of any manner, fact or thing occurring prior to the date of signing this release.

     It is hereby specifically understood and agreed that this release is in full and final compromise, settlement and satisfaction of all claims arising under the Development and License Agreement dated May 1, 1993 between Braun and Gershony and the Termination Agreement dated February 1, 1996 between Braun and Gershony.

     Each of the parties to this Release represents that they have had the opportunity to consult with legal counsel in connection with this matter and this Release.

     IN WITNESS WHEREOF, the parties hereto have executed this Release, each intending to be legally bound thereby on the date listed above.


VASCULAR SOLUTIONS, INC.                 B. BRAUN MEDICAL, INC.


By:  /s/ Howard C. Root                  By:  /s/ Robert Albert
   -------------------------                --------------------------------
     Its:  CEO                           Its: Dir. Of International Sales
         -------------------                 -------------------------------



     /s/ Gary Gershony
---------------------------------
     Gary Gershony, M.D.